SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 8, 1996



                           The Allstate Corporation
                 (Exact Name of Registrant as Specified in Charter)




   Delaware                        1-11840                       36-3871531
(State or Other                   (Commission                   (IRS Employer
 Jurisdiction of                   File Number)                  Identification
 Incorporation)                                                  Number)


  Allstate Plaza, Northbrook, Illinois                              60062
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code (847) 402-6075















                                Page 1 of 6
                           Exhibit Index at page 4

Item 5.  Other Events
         ------------

         On October 8, 1996, the Registrant issued the press release attached hereto as Exhibit 99.




Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)      Exhibits



Exhibit No.                                          Description
----------                                           ------------
   99                                       Registrant's press release dated
                                            October 8, 1996.

                                    SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                                THE ALLSTATE CORPORATION



                                                 By /s/  Samuel H. Pilch
                                                    --------------------
                                                    Samuel H. Pilch
                                                    Controller





October 8, 1996

                                 Index to Exhibits
                                 -----------------



                                                                    Sequential
                                                                    Page
Number                           Description                        Number
------                           -----------                        ------


 99                              Registrant's press release dated
                                 October 8, 1996                      5

Allstate Insurance Company                                       Exhibit No. 99
NEWS
                                                       FOR MORE INFORMATION
                                                       Allstate Media Relations
                                                       847-402-5600
FOR IMMEDIATE RELEASE

                            ALLSTATE STRENGTHENS RESERVES

NORTHBROOK, Ill., October 8, 1996 -- The Allstate Corporation (NYSE: ALL) today announced that it will increase net loss reserves for discontinued lines and coverages by $405 million, based on the results of a previously disclosed study the company conducted of its environmental liabilities as well as a comprehensive internal assessment of its asbestos and other contractual liabilities related to other discontinued lines and coverages. An after-tax charge for the increased loss reserves of $262 million, or 58 cents per share, will be recorded in the third quarter.

         The reserve strengthening relates to lines and coverages that Allstate previously discontinued. These consist of excess and surplus insurance, reinsurance and mortgage pool business, which the company no longer writes. The company said that asbestos loss reserves will be increased by approximately $75 million and environmental loss reserves by $170 million, bringing total net A&E reserves to approximately $1.2 billion. It also said that loss reserves for other latent exposures and run-off businesses will be increased by $160 million.

         "This action to strengthen our reserves follows several repositioning activities we've recently undertaken to enhance our financial position and focus on the company's core businesses of auto, home and life insurance," said Allstate Chairman and Chief Executive Officer Jerry Choate. "In the past year, Allstate has sold those operations that do not fit with our strategic direction, and set in motion programs to reduce our catastrophe exposure in California and Florida."
                                 -more-

ALLSTATE RESERVES/PAGE 2

         Management believes its reserves for environmental and asbestos coverages are appropriately established based on available facts, technology, laws and regulations. However, due to the inconsistencies of court coverage decisions, plaintiffs' expanded theories of liability, the risks inherent in major litigation and other uncertainties, the ultimate cost of these claims may vary materially from the amounts currently recorded, resulting in an increase in loss reserves. Due to the uncertainties and factors described above, management believes it is not practicable to develop a meaningful range for any such additional reserves that may be required.

         The Allstate Corporation, the parent of Allstate Insurance Company, is the nation's largest publicly held personal lines insurance company, insuring one of every eight homes and automobiles in the country. The company provides insurance for more than 20 million customers and has approximately 15,000 full-time agents in the U.S. and Canada. Allstate is also a major life insurer.


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